Exhibit 99.1
Sonos Reports Third Quarter Fiscal 2026 Results
Q3 Revenue, GAAP and Non-GAAP Gross Margin and Adjusted EBITDA near high end of guidance range

Santa Barbara, CA – Jul 29, 2026 - Sonos, Inc. (Nasdaq: SONO) today reported Third Quarter Fiscal 2026 results.

"Our third quarter demonstrates the inflection we've been talking about, as revenue growth accelerated and the reinvention of the business continued to take hold," said Tom Conrad, Chief Executive Officer of Sonos. "Over the past 18 months, we've built a leaner, more focused company and a healthier core business centered around our system strategy, and that work is showing up in our results. Revenue grew 9% in Q3, up from 2% in the first half, and we're now growing revenue, expanding gross margin, and growing profit at the same time. We’re carrying this momentum into the fourth quarter as we focus on building durable growth while operating with discipline."

"Q3 was another strong quarter, as revenue and Adjusted EBITDA both landed near the high end of our guidance range. We generated healthy free cash flow and built our cash balance sequentially and year over year, while returning $30 million to our shareholders through share repurchases," said Saori Casey, Chief Financial Officer of Sonos. "Q3 marks our eighth consecutive quarter of disciplined execution against our commitments and structurally improving our business."

Third Quarter Fiscal 2026 Financial Highlights (unaudited)
•Revenue increased 9% year-over-year to $375 million
•GAAP gross margin2 of 50.4%, Non-GAAP gross margin1 of 45.5%
•GAAP net income3 increased by $33 million year-over-year to $30 million, GAAP diluted income per share (EPS)3 increased by $0.28 year-over-year to $0.25
•Non-GAAP net income1 increased 51% year-over-year to $33 million, Non-GAAP diluted EPS1 increased 52% year-over-year to $0.27
•Adjusted EBITDA1 increased 24% year-over-year to $44 million
•Returned $30 million to shareholders through repurchase of 2.0 million shares
•Free cash flow3 increased by $8 million year-over-year to $40 million

(1) Non-GAAP Gross Margin, Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are non-GAAP figures and exclude the non-recurring benefit from IEEPA tariff refunds received in Q3 of Fiscal 2026. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below
(2) Includes $23.2 million of IEEPA tariff refunds
(3) Includes $23.2 million of IEEPA tariff refunds and $0.8 million of interest earned on IEEPA tariff refunds

Guidance
The company will provide guidance on its Third Quarter Fiscal 2026 earnings call.

Supplemental Earnings Presentation
The company has posted a supplemental earnings presentation accompanying its Third Quarter Fiscal 2026 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its Third Quarter Fiscal 2026 results on July 29, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenue	$ 375,260	$ 344,764	$ 1,202,449	$ 1,155,376
Cost of revenue	185,950	195,040	635,030	650,637
Gross profit	189,310	149,724	567,419	504,739
Operating expenses
Research and development	67,875	59,750	191,771	218,011
Sales and marketing	59,624	62,576	187,273	213,430
General and administrative	30,277	30,327	88,001	89,357
Total operating expenses	157,776	152,653	467,045	520,798
Operating income (loss)	31,534	(2,929)	100,374	(16,059)
Other income (expense), net
Interest income	2,182	1,572	5,442	5,406
Interest expense	(110)	(117)	(330)	(336)
Other income (expense), net	695	661	(246)	(5,176)
Total other income (expense), net	2,767	2,116	4,866	(106)

Income (loss) before provision for income taxes	34,301	(813)	105,240	(16,165)
Provision for income taxes	4,448	2,566	10,475	7,121
Net income (loss)	$ 29,853	$ (3,379)	$ 94,765	$ (23,286)

Earnings (loss) per share:
Basic	$ 0.25	$ (0.03)	$ 0.79	$ (0.19)
Diluted	$ 0.25	$ (0.03)	$ 0.77	$ (0.19)

Weighted-average shares used in computing earnings (loss) per share:
Basic	118,961,126	120,423,439	119,886,795	120,804,730
Diluted	120,982,504	120,423,439	122,761,707	120,804,730

Total comprehensive income (loss)
Net income (loss)	29,853	(3,379)	94,765	(23,286)
Change in foreign currency translation adjustment	(416)	3,496	(444)	3,036
Net unrealized loss on marketable securities	(29)	(23)	(71)	(140)
Comprehensive income (loss)	$ 29,408	$ 94	$ 94,250	$ (20,390)

Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	June 27, 2026	September 27, 2025
Assets
Current assets:
Cash and cash equivalents	$ 206,894	$ 174,668
Marketable securities	54,132	52,858
Accounts receivable, net	117,190	65,847
Inventories	158,143	171,020
Prepaids and other current assets	55,844	39,642
Total current assets	592,203	504,035
Property and equipment, net	60,141	72,277
Operating lease right-of-use assets	42,790	45,297
Goodwill	82,854	82,854
Intangible assets, net	64,418	75,356
Deferred tax assets	10,043	10,509
Other noncurrent assets	29,672	32,950
Total assets	$ 882,121	$ 823,278

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 179,897	$ 184,109
Accrued expenses	87,889	79,094
Accrued compensation	31,249	21,331
Deferred revenue, current	21,989	21,771
Other current liabilities	45,775	46,107
Total current liabilities	366,799	352,412
Operating lease liabilities, noncurrent	50,192	53,288
Deferred revenue, noncurrent	58,515	59,453
Deferred tax liabilities	113	126
Other noncurrent liabilities	2,970	2,774
Total liabilities	478,589	468,053

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	121	123
Treasury stock	(46,529)	(37,398)
Additional paid-in capital	465,965	502,775
Accumulated deficit	(17,313)	(112,078)
Accumulated other comprehensive income	1,288	1,803
Total stockholders’ equity	403,532	355,225
Total liabilities and stockholders’ equity	$ 882,121	$ 823,278

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Nine Months Ended
	June 27, 2026	June 28, 2025
Cash flows from operating activities
Net income (loss)	$ 94,765	$ (23,286)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	46,386	64,789
Depreciation and amortization	36,924	48,657
Restructuring and other charges	1,088	6,323
Provision for excess and obsolete inventory	1,573	9,242
Deferred income taxes	386	942
Other	5,078	2,432
Foreign currency transaction loss	2,122	572
Changes in operating assets and liabilities:

Accounts receivable	(53,604)	(49,010)
Inventories	11,303	106,223
Other assets	(15,882)	11,616
Accounts payable and accrued expenses	6,021	(55,341)
Accrued compensation	10,330	10,352
Deferred revenue	(157)	(1,033)
Other liabilities	(2,166)	1,470
Net cash provided by operating activities	144,167	133,948
Cash flows from investing activities
Purchases of marketable securities	(44,616)	(43,949)
Purchases of property and equipment	(16,681)	(23,418)
Maturities of marketable securities	43,340	43,200
Net cash used in investing activities	(17,957)	(24,167)
Cash flows from financing activities
Payments for repurchase of common stock	(95,277)	(60,602)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(20,417)	(20,754)
Proceeds from exercise of stock options	23,101	2,653
Payments for debt issuance costs	(780)	—
Net cash used in financing activities	(93,373)	(78,703)
Effect of exchange rate changes on cash and cash equivalents	(611)	463
Net increase in cash and cash equivalents	32,226	31,541
Cash and cash equivalents
Beginning of period	174,668	169,732
End of period	$ 206,894	$ 201,273
Supplemental disclosure
Cash paid for interest	$ 185	$ 197
Cash paid for taxes, net of refunds	$ 4,387	$ 19,065
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 7,088	$ 3,460
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 3,635	$ 2,155
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 1,829	$ 1,491
Excise tax on share repurchases, accrued but not paid	$ 258	$ 187

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 185,950	$ 195,040	$ 635,030	$ 650,637
Stock-based compensation expense	1,257	1,633	3,709	4,588
Amortization of intangibles	3,278	3,278	10,802	9,752
Restructuring and other charges	131	(514)	795	3,420
IEEPA tariff refund benefit	(23,154)	—	(23,154)	—
Non-GAAP cost of revenue	$ 204,438	$ 190,643	$ 642,878	$ 632,877

Reconciliation of GAAP gross profit
GAAP gross profit	$ 189,310	$ 149,724	$ 567,419	$ 504,739
Stock-based compensation expense	1,257	1,633	3,709	4,588
Amortization of intangibles	3,278	3,278	10,802	9,752
Restructuring and other charges	131	(514)	795	3,420
IEEPA tariff refund benefit	(23,154)	—	(23,154)	—
Non-GAAP gross profit	$ 170,822	$ 154,121	$ 559,571	$ 522,499

GAAP gross margin	50.4%	43.4%	47.2%	43.7%
Non-GAAP gross margin	45.5%	44.7%	46.5%	45.2%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Research and Development (GAAP)	$ 67,875	$ 59,750	$ 191,771	$ 218,011
Stock-based compensation	5,909	7,944	17,869	29,280
Amortization of intangibles	20	20	61	216
Restructuring and other charges (2)(3)	4,014	(824)	4,871	11,882
Research and Development (Non-GAAP)	$ 57,932	$ 52,610	$ 168,970	$ 176,633

Sales and Marketing (GAAP)	$ 59,624	$ 62,576	$ 187,273	$ 213,430
Stock-based compensation	2,884	3,466	8,492	13,078
Amortization of intangibles	-	-	-	-
Restructuring and other charges (2)(3)	46	1,038	1,499	3,831
Sales and Marketing (Non-GAAP)	$ 56,694	$ 58,072	$ 177,282	$ 196,521

General and Administrative (GAAP)	30,277	30,327	88,001	89,357
Stock-based compensation	6,280	6,309	16,316	17,843

Legal and transaction related costs	3,789	1,306	9,823	2,928
Amortization of intangibles	24	24	70	71
Restructuring and other charges (2)(3)	214	2,281	304	6,488
General and Administrative (Non-GAAP)	$ 19,970	$ 20,407	$ 61,488	$ 62,027

Total Operating Expenses (GAAP)	$ 157,776	$ 152,653	$ 467,045	$ 520,798
Stock-based compensation	15,073	17,719	42,677	60,201
Legal and transaction related costs (1)	3,789	1,306	9,823	2,928
Amortization of intangibles	44	44	131	287
Restructuring and other charges (2)(3)	4,274	2,495	6,674	22,201
Operating Expenses (Non-GAAP)	$ 134,596	$ 131,089	$ 407,740	$ 435,181

Total Operating Income (Loss) (GAAP)	$ 31,534	$ (2,929)	$ 100,374	$ (16,059)
Stock-based compensation	16,330	19,352	46,386	64,789
Legal and transaction related costs (1)	3,789	1,306	9,823	2,928
Amortization of intangibles	3,322	3,322	10,933	10,039
Restructuring and other charges (2)(3)	4,405	1,981	7,469	25,621
IEEPA tariff refund benefit (4)	(23,154)	-	(23,154)	-
Operating Income (Non-GAAP)	$ 36,226	$ 23,032	$ 151,831	$ 87,318
Depreciation	7,740	12,557	25,991	38,618
Adjusted EBITDA (Non-GAAP)	$ 43,966	$ 35,589	$ 177,822	$ 125,936

Total Operating Income (Loss) (GAAP)	$ 31,534	$ (2,929)	$ 100,374	$ (16,059)
Stock-based compensation expense	16,330	19,352	46,386	64,789
Legal and transaction related costs (1)	3,789	1,306	9,823	2,928
Amortization of intangibles	3,322	3,322	10,933	10,039
Restructuring and other charges (2)(3)	4,405	1,981	7,469	25,621
IEEPA tariff refund benefit (4)	(23,154)	-	(23,154)	-
Operating Income (Non-GAAP)	$ 36,226	$ 23,032	$ 151,831	$ 87,318
Interest income	2,182	1,572	5,442	5,406
Interest expense	(110)	(117)	(330)	(336)
Interest attributable to IEEPA tariff refunds	(778)	-	(778)	-
Pre-tax Income (Non-GAAP)	$ 37,520	$ 24,487	$ 156,165	$ 92,388
Provision for income taxes	4,448	2,566	10,475	7,121
Net income (Non-GAAP)	33,072	21,921	145,690	85,267
Weighted-average shares non-GAAP, diluted	120,982,504	121,510,933	122,761,707	123,003,812
Non-GAAP earnings per share, diluted	$ 0.27	$ 0.18	$ 1.19	$ 0.69
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.

(2) Restructuring and other charges for the three and nine months ended June 27, 2026, include employee-related costs resulting from a reorganization of certain corporate functions and organizational changes driven by new leadership. Additionally, the charges include costs related to exiting a contract manufacturing partnership to consolidate and improve supply chain efficiency and exit costs associated with the partial abandonment of office space.

(3) Restructuring and other charges for the three and nine months ended June 28, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

(4) Tariff refunds relate to non-recurring cash received during the quarter following a U.S. Supreme Court ruling invalidating certain IEEPA tariffs.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(In thousands, except percentages)
Net income (loss)	$ 29,853	$ (3,379)	$ 94,765	$ (23,286)
Add (deduct):
Depreciation and amortization	11,062	15,879	36,924	48,657
Stock-based compensation expense	16,330	19,352	46,386	64,789
Interest income	(2,182)	(1,572)	(5,442)	(5,406)
Interest expense	110	117	330	336
Other (income) expense, net	(695)	(661)	246	5,176
Provision for income taxes	4,448	2,566	10,475	7,121
Legal and transaction related costs (1)	3,789	1,306	9,823	2,928
IEEPA tariff refund benefit (2)	(23,154)	-	(23,154)	-
Restructuring and other charges (3)(4)	4,405	1,981	7,469	25,621
Adjusted EBITDA	$ 43,966	$ 35,589	$ 177,822	$ 125,936
Revenue	$ 375,260	$ 344,764	$ 1,202,449	$ 1,155,376
Net income (loss) margin	8.0%	(1.0)%	7.9%	(2.0)%
Adjusted EBITDA margin	11.7%	10.3%	14.8%	10.9%
(1) Legal and transaction-related costs consist of expenses related to our IP litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.
(2) Tariff refunds relate to non-recurring cash received during the quarter following a U.S. Supreme Court ruling invalidating certain IEEPA tariffs.

(3) Restructuring and other charges for the three and nine months ended June 27, 2026, include employee-related costs resulting from a reorganization of certain corporate functions and organizational changes driven by new leadership. Additionally, the charges include costs related to exiting a contract manufacturing partnership to consolidate and improve supply chain efficiency and exit costs associated with the partial abandonment of office space.

(4) Restructuring and other charges for the three and nine months ended June 28, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025

GAAP net income (loss)	$ 29,853	$ (3,379)	$ 94,765	$ (23,286)
Stock-based compensation expense	16,330	19,352	46,386	64,789
Legal and transaction related costs (1)	3,789	1,306	9,823	2,928
Amortization of intangibles	3,322	3,322	10,933	10,039
Restructuring and other charges (2)(3)	4,405	1,981	7,469	25,621
Other (income) expense, net	(695)	(661)	246	5,176
IEEPA tariff refund benefit, including interest (4)	(23,932)	-	(23,932)	-
Non-GAAP net income	$ 33,072	$ 21,921	$ 145,690	$ 85,267

Earnings (loss) per share
GAAP earnings (loss) per share, diluted	$ 0.25	$ (0.03)	$ 0.77	$ (0.19)
Non-GAAP earnings per share, diluted	$ 0.27	$ 0.18	$ 1.19	$ 0.69

Shares used to calculate earnings (loss) per share
Weighted-average shares GAAP, diluted	120,982,504	120,423,439	122,761,707	120,804,730
Weighted-average shares non-GAAP, diluted	120,982,504	121,510,933	122,761,707	123,003,812
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, which we do not consider representative of our underlying operating performance.

(2) Restructuring and other charges for the three and nine months ended June 27, 2026, include employee-related costs resulting from a reorganization of certain corporate functions and organizational changes driven by new leadership. Additionally, the charges include costs related to exiting a contract manufacturing partnership to consolidate and improve supply chain efficiency and exit costs associated with the partial abandonment of office space.

(3) Restructuring and other charges for the three and nine months ended June 28, 2025 primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

(4) Tariff refunds relate to non-recurring cash received during the quarter following a U.S. Supreme Court ruling invalidating certain IEEPA tariffs.

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Cash flows provided by operating activities	$ 46,234	$ 37,441	$ 144,167	$ 133,948
Less: Purchases of property and equipment	(5,947)	(4,756)	(16,681)	(23,418)
Free cash flow	$ 40,287	$ 32,685	$ 127,486	$ 110,530

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(In thousands)
Sonos speakers	$ 285,325	$ 253,669	$ 954,583	$ 915,330
Sonos system products	69,252	73,179	186,721	183,993
Partner products and other revenue	20,683	17,916	61,145	56,053
Total revenue	$ 375,260	$ 344,764	$ 1,202,449	$ 1,155,376

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Americas	$ 238,373	$ 229,656	$ 747,858	$ 731,041
Europe, Middle East and Africa	114,173	97,245	386,775	363,642
Asia Pacific	22,714	17,863	67,816	60,693
Total revenue	$ 375,260	$ 344,764	$ 1,202,449	$ 1,155,376

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
(In thousands)
Cost of revenue	$ 1,257	$ 1,633	$ 3,709	$ 4,588
Research and development	6,092	7,944	18,052	29,816
Sales and marketing	2,884	3,568	8,492	13,227
General and administrative	6,337	7,639	16,373	21,733
Total stock-based compensation expense	$ 16,570	$ 20,784	$ 46,626	$ 69,364

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Cost of revenue	$ 3,278	$ 3,278	$ 10,802	$ 9,752
Research and development	20	20	61	216
Sales and marketing	-	-	-	-
General and administrative	24	24	70	71
Total amortization of intangibles	$ 3,322	$ 3,322	$ 10,933	$ 10,039

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP operating income (loss), non-GAAP pre-tax income (loss), free cash flow, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP cost of revenue, non-GAAP gross profit and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other expense (income), income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance, including, for the third quarter fiscal 2026, IEEPA tariff refund benefit. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define non-GAAP operating income (loss) as total operating loss adjusted to exclude stock-based compensation expense, legal and transaction related costs, amortization of intangibles and restructuring and other charges and, for the third quarter fiscal 2026, IEEPA tariff refund benefit. We define non-GAAP pre-tax income (loss) as non-GAAP operating income (loss) adjusted to include interest income and to exclude interest expense and, for the third quarter fiscal 2026, interest attributable to IEEPA tariff refund benefit. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other charges and, for the third quarter fiscal 2026, IEEPA tariff refund benefit. We define non-GAAP cost of revenue as GAAP cost of revenue less stock-based compensation and amortization of intangibles and, for the third quarter fiscal 2026, IEEPA tariff refund benefit. We define non-GAAP gross profit as GAAP gross profit less stock-based compensation, amortization of intangibles, and restructuring and other charges and, for the third quarter fiscal 2026, IEEPA tariff refund benefit. We calculate non-GAAP net income (loss) as GAAP net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles, other expense (income) and restructuring and other charges and, for the third quarter fiscal 2026, IEEPA tariff refund benefit and interest attributable to IEEPA tariff refund benefit. We calculate non-GAAP diluted earnings (loss) per share as non-GAAP net income (loss) divided by non-GAAP weighted average diluted shares outstanding during the period. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, market growth and our market share, our operating model and cost structure, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to successfully introduce software updates; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges, including memory costs and constraints; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos
Sonos (Nasdaq: SONO) is a leading audio company dedicated to elevating life through sound. Sonos has built a connected system that brings together all the sounds people love, from music and movies to stories and conversations. Its portfolio of home theater speakers, components, plug-in and portable speakers, and headphones grows more powerful with every room and device added. Trusted by more than 17 million households in over 60 countries, Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
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Source: Sonos